April 30, 2017
Peter S. Kraus

Cooperation in Transition of Duties
Dear Peter,
This letter confirms the termination of your employment, effective April 28, 2017, as President and Chief Executive Officer, and your removal from any and all officer positions and directorships you may hold with us (AllianceBernstein L.P., AllianceBernstein Holding L.P., and AllianceBernstein Corporation (collectively, the “Company”)) and our affiliates.
In connection with your termination of employment on April 28, 2017, you are entitled to receive the payments and other benefits that are described in Section 7(c) of your Employment Agreement with the Company, dated June 21, 2012 (the “Employment Agreement”), provided you sign and do not revoke a release in the form that is attached as Exhibit A thereto.
Subject to your agreement (which will be evidenced by your signature where indicated below) to assist the Company in such manner as it shall reasonably request, taking into consideration your other obligations and commitments, to effect a smooth transition of your duties and responsibilities as President and Chief Executive Officer, including, without limitation, being available to consult with your successor on such matters as he shall reasonably request, then in addition to the benefits that are referenced in the immediately preceding paragraph, you will continue to be paid an amount equal to your Base Salary (as in effect immediately prior to your date of termination), less applicable withholdings, following your date of termination and through the remainder of the stated term of that Employment Agreement, with such amount to be paid in installments in accordance with the Company’s payroll practices as in effect from time to time. Under Section 7(c) of the Employment Agreement, you will receive monthly payments equal to the cost of COBRA benefits for so long as you are eligible to participate in the Company’s medical benefit plans and the right to continue such coverage at your own expense thereafter.
In order to assure, consistent with the Company’s intent, that your “separation from service” from the Company, within the meaning of section 409A of the Internal Revenue Code, occurred on April 28, 2017, in no event shall you be required to devote on average more than the equivalent of one full working day per week to providing such assistance.
AllianceBernstein L.P.
Date:     April 30, 2017
By:    /s/ Laurence E. Cranch
Name: Laurence E. Cranch
Title: General Counsel
AllianceBernstein Holding L.P.
Date:     April 30, 2017
By:    /s/ Laurence E. Cranch
Name: Laurence E. Cranch
Title: General Counsel
AllianceBernstein Corporation
Date:     April 30, 2017
By:    /s/ Laurence E. Cranch
Name: Laurence E. Cranch
Title: General Counsel

Agreed and Accepted:

Peter S. Kraus

/s/ Peter S. Kraus
Dated: April 30, 2017

EXHIBIT A

CONFIDENTIAL GENERAL RELEASE
This CONFIDENTIAL GENERAL RELEASE (the “Agreement”) is made and entered into pursuant to section 7(c) of the Employment Agreement (“Employment Agreement”) dated as of June 21, 2012 between Peter S. Kraus (“Employee”) and AllianceBernstein L.P. (the “Private Partnership”), AllianceBernstein Holding L.P. (“Holding,” and together with the Private Partnership, the “Partnership”) and AllianceBernstein Corporation (the “Corporation”, and together with the Partnership, the “Company”) and sets forth the agreement concerning the termination of employment of Employee with the Company including its current and former parents, subsidiaries and affiliates, and its and their respective current and former successors or predecessors, assigns, representatives, agents, attorneys, shareholders, officers, directors and employees, both individually and in their official capacities (collectively “AllianceBernstein”).
Employee acknowledges and agrees that Employee’s employment with AllianceBernstein terminated on April 28, 2017. Employee further acknowledges and agrees that, as of Employee’s termination date, Employee resigns from any and all officer positions and directorships Employee may hold with AllianceBernstein, if any. In consideration for signing this Agreement and in exchange for the promises, covenants and waivers set forth herein, and provided Employee has not revoked this Agreement as set forth below, (i) the Company will provide Employee the payments and other benefits set forth in section 7(c) of the Employment Agreement, less applicable withholdings, payable or provided at the times and in the manner set forth in section 7(c) of the Employment Agreement, and (ii) pursuant to the letter agreement (the “Cooperation Agreement”), dated April 30, 2017, between Employee and the Company, Employee will continue to be paid his Base Salary (as in effect immediately prior to his date of termination), less applicable withholdings, following the date of termination and through the remainder of the stated term of the Employment Agreement. No portion of these amounts or benefits shall be considered compensation for any Company benefit plan or program.
In consideration of the payment and benefits described above, and for other good and valuable consideration, Employee by this instrument releases and forever discharges, AllianceBernstein from: all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, which Employee ever had, now has, or which may arise in the future, regarding any matter arising on or before the date of Employee’s execution of this Agreement, including but not limited to all claims (whether known or unknown) regarding Employee’s employment with or termination of employment from AllianceBernstein, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies, attorneys’ fees, any tort, and all claims for alleged discrimination based upon age, race, color, sex, sexual orientation, marital status, religion, national origin, handicap, genetic information, disability or retaliation, including any claim, asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Age Discrimination in Employment Act of 1967 (“ADEA”); the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities Act of 1990; the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1991; the Worker Adjustment and Retraining Notification Act of 1988; the Sarbanes-Oxley Act; the Genetic Information Nondiscrimination Act; the Pregnancy Discrimination Act; the Uniformed Services Employment and Reemployment Rights Act; the New York State Human Rights Law; the New York City Human Rights Law; and any other federal, state or local laws, rules or regulations, whether equal employment opportunity laws, rules or regulations or otherwise (hereinafter, collectively referred to as the “Claims”). Claims shall not include any claim relating to: (i) obligations under this Agreement; (ii) obligations under the Employment Agreement, the Cooperation Agreement and the Unit Purchase Letter Agreement among Employee and AXA America Holdings, Inc., dated as of April 30, 2017, in each case, that survive in accordance with the terms thereof or this Agreement; (iii) obligations that, in each case, by their terms are to be performed after the date hereof (including, without limitation, obligations to the Employee under any equity compensation awards or agreements or obligations under any pension plan or other benefit or deferred compensation plan, all of which shall remain in effect in accordance with their terms); (iv) obligations to indemnify the Employee respecting acts or omissions in connection with the Employee’s service as a director, officer or employee of AllianceBernstein; (v) obligations with respect to insurance coverage under any directors’ and officers’ liability insurance policies; (vi) Employee’s rights to obtain contribution in the event of the entry of judgment against Employee as a result of any act or failure to act for which both the Employee, the Private Partnership, Holding, the Corporation, or AllianceBernstein are jointly responsible; (vii) any rights that the Employee may have as a unit holder of Holding; and (viii) facts or circumstances arising after the date hereof. This Agreement may not be cited as, and does not constitute an admission by AllianceBernstein of, any violation of any such law or legal obligation with respect to any Claims.
Employee represents and agrees that Employee has not filed any lawsuits or arbitrations against AllianceBernstein, or filed or caused to be filed any charges or complaints against AllianceBernstein with any municipal, state or federal agency charged with the enforcement of any law or any self-regulatory organization. Pursuant to and as a part of Employee’s release and discharge of AllianceBernstein in respect of Claims, as set forth herein, with the sole exception of Employee’s right to bring a proceeding pursuant to the Older Workers Benefit Protection Act of 1990 to challenge the validity of Employee’s release of claims pursuant to the ADEA, Employee agrees, to the extent such agreement is not inconsistent with EEOC Enforcement Guidance On Non-Waivable Employee Rights Under EEOC-Enforced Statutes dated April 11, 1997, and to the fullest extent permitted by law, not to sue or file a charge, complaint, grievance or demand for arbitration against AllianceBernstein in any forum or assist or otherwise participate willingly or voluntarily in any claim, arbitration, suit, action, investigation or other proceeding of any kind which relates to any matter that involves AllianceBernstein, and that occurred up to and including the date of Employee’s execution of this Agreement, unless (a) required to do so by court order, subpoena or other directive by a court, administrative agency, arbitration panel or legislative body, or to enforce this Agreement; or (b) requested to engage in conduct permissible under paragraph 7(d) of this Agreement. To the extent any such action may be brought by a third party, Employee expressly waives any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action. Nothing in this Agreement shall prevent Employee (or Employee’s attorneys) from (i) commencing an action or proceeding to enforce this Agreement, or (ii) exercising Employee’s right under the Older Workers Benefit Protection Act of 1990 to challenge the validity of Employee’s waiver of ADEA claims set forth in paragraph 2 of this Agreement.
Employee represents, warrants and acknowledges that AllianceBernstein owes Employee no wages, commissions, bonuses, sick pay, personal leave pay, severance pay, notice pay, vacation pay, or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Agreement, the Employment Agreement, the Cooperation Agreement and, if applicable, any AXA or AXA Financial equity plan.
Employee agrees not to make intentionally disparaging remarks about AllianceBernstein, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against AllianceBernstein, except if testifying truthfully under oath pursuant to any subpoena, order, directive, request, or other legal process or otherwise required by law. AllianceBernstein agrees not to make or cause to be made or authorize any public statements intentionally disparaging or defaming Employee, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against Employee, except if testifying truthfully under oath pursuant to any subpoena, order, directive, request, or other legal process or otherwise required by law. AllianceBernstein will also specifically instruct the members of the Board of Directors of the Corporation, the members of the Management Executive Committee of the Partnership, the members of the AXA Management Board and any other individuals to be mutually agreed not to make or issue any communication, written or otherwise, that disparages or criticizes or reflects adversely on or encourages any adverse action against Employee, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law.
Employee agrees to abide by the provisions of Section 8(c) and Section 9 of the Employment Agreement during the periods set forth therein, respectively. Employee further confirms that Employee has delivered to AllianceBernstein any and all property and equipment of AllianceBernstein, including, without limitation, laptop computers, any other AllianceBernstein equipment, hardware, software and/or materials, Employee’s card key, identification card and passwords which may have been in Employee’s possession.
Employee agrees not to disclose the terms, contents or execution of this Agreement, any Claims that have been or could have been raised against AllianceBernstein, or the facts and circumstances underlying this Agreement, except in the following circumstances:
Employee may disclose the terms of this Agreement to Employee’s immediate family, so long as such family member agrees to be bound by the confidential nature of this Agreement;
Employee may disclose the terms of this Agreement to (i) Employee’s financial and tax advisors so long as such financial and tax advisors agree to be bound by the confidential nature of this Agreement, (ii) taxing authorities if requested by such authorities and so long as they are advised of the confidential nature of this Agreement or (iii) Employee’s legal counsel; and
Pursuant to the order of a court or governmental agency of competent jurisdiction, or for purposes of securing enforcement of the terms and conditions of this Agreement.
Any non-disclosure provision in this Agreement, including without limitation this section 7, does not prohibit or restrict Employee (or Employee’s attorneys) from responding to any inquiry, or providing testimony, about this Agreement or its underlying facts and circumstances by, or before, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other self-regulatory organization or any other federal or state regulatory authority.
Upon service on Employee of any subpoena, order, directive, request or other legal process requiring Employee to engage in conduct encompassed within paragraphs 5, 6, or 7 of this Agreement, Employee or Employee’s attorney shall immediately notify AllianceBernstein of such service and of the content of any testimony or information to be provided pursuant to such subpoena, order, directive, request or other legal process and, to the extent permitted by such subpoena, order, directive, request or other legal process and applicable law, immediately send to the undersigned representative of AllianceBernstein via overnight delivery (at AllianceBernstein’s expense) a copy of said documents served upon Employee; provided, however, that if Employee is requested to engage in conduct permitted under paragraph 7(d) of this Agreement, Employee may comply with Employee’s obligations under this paragraph after Employee has responded to the inquiry or provided the testimony sought.
Employee agrees that Employee will, to the extent permitted by applicable law, reasonably assist and cooperate with AllianceBernstein in connection with the defense or prosecution of any claim that may be made against or by AllianceBernstein, or in connection with any ongoing or future investigation or dispute or claim of any kind involving AllianceBernstein, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including preparing for and testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed by Employee or any act or omission by Employee, during the period that Employee was employed by AllianceBernstein. AllianceBernstein shall reimburse Employee for reasonable expenses incurred in carrying out the provisions of this paragraph.
Employee agrees to abide by the terms of each of Sections 8(a) and 8(b) of the Employment Agreement during the periods set forth therein, respectively.
Notwithstanding anything in this Agreement or the Employment Agreement to the contrary, including but not limited to any confidentiality, non-disclosure, non-disparagement, or cooperation provisions, nothing contained herein or therein waives or limits Employee’s right to report possible violations of law or regulation to any governmental agency or federal or state regulatory authority or self-regulatory organization, to make other disclosures that are protected under any law or regulation, to cooperate with any investigation or proceeding by a governmental agency, federal or state regulatory authority, or self-regulatory organization or to receive an award for information provided to any securities regulatory agency or authority.
This Agreement, the Cooperation Agreement and the Employment Agreement together constitute the entire agreement between AllianceBernstein and Employee with respect to the subject matter herein. Employee affirms that, in entering into this Agreement, Employee is not relying upon any oral or written promise or statement (other than those in the Employment Agreement and this Agreement) made by anyone at any time on behalf of AllianceBernstein.
This Agreement is binding upon Employee and Employee’s successors, assigns, heirs, executors, administrators and legal representatives.
If any of the provisions, terms or clauses of this Agreement are declared illegal, unenforceable or ineffective, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon all parties hereto.
Without detracting in any respect from any other provision of this Agreement:
Employee, in consideration of the payments and benefits provided to Employee as described in paragraph 1 of this Agreement, agrees and acknowledges that this Agreement constitutes a knowing and voluntary waiver of all Claims Employee has or may have against AllianceBernstein as set forth herein, including, but not limited to, all Claims arising under the ADEA, as amended, including, but not limited to, all claims of age discrimination in employment and all Claims of retaliation in violation of the ADEA; and Employee has no physical or mental impairment of any kind that has interfered with Employee’s ability to read and understand the meaning of this Agreement or its terms.
Employee understands that, by entering into this Agreement, Employee does not waive rights or claims that may arise after the date of Employee’s execution of this Agreement, including without limitation any rights or claims that Employee may have to secure enforcement of the terms and conditions of this Agreement.
AllianceBernstein hereby advises Employee to consult with an attorney prior to executing this Agreement.
Employee acknowledges that Employee was informed that Employee had at least twenty-one (21) days in which to review and consider this Agreement, to review the information as required by the ADEA if applicable (provided that a copy of such information has been attached to and made part of this Agreement), and to consult with an attorney regarding the terms and effect of this Agreement.
Employee may revoke this Agreement within seven (7) days from the date Employee signs this Agreement, in which case this Agreement shall be null and void and of no force or effect on either AllianceBernstein or Employee. Any revocation must be in writing and received by AllianceBernstein by 5:00 p.m. on the seventh day after this Agreement is executed and delivered by Employee. Such revocation must be sent to Denis Duverne, c/o AllianceBernstein Corporation, 1345 Avenue of the Americas, New York, NY 10105.
This Agreement may not be changed or altered, except by a writing signed by an authorized executive officer of AllianceBernstein and Employee. The laws of the State of New York will apply to any dispute concerning this Agreement.
Employee understands and agrees that the terms set out in this Agreement shall survive the signing of this Agreement and receipt of benefits hereunder.
PLEASE READ CAREFULLY. THIS AGREEMENT HAS IMPORTANT LEGAL CONSEQUENCES. EMPLOYEE EXPRESSLY ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT EMPLOYEE HAS READ THIS AGREEMENT CAREFULLY; THAT EMPLOYEE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT ALLIANCEBERNSTEIN HAS ADVISED EMPLOYEE TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT EMPLOYEE HAS HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY; THAT EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT HAS BINDING LEGAL EFFECT; AND THAT EMPLOYEE HAS EXECUTED THIS AGREEMENT FREELY, KNOWINGLY AND VOLUNTARILY.
[Signature Page Follows]

Date: April 30, 2017        /s/ Peter S. Kraus
Peter S. Kraus
On this 30th day of April 2017, before me personally came Peter S. Kraus, to me known to be the individual described in the foregoing instrument, who executed the foregoing instrument in my presence, and who duly acknowledged to me that she executed the same.
/s/ Eric Juergens
Notary Public

Employee must sign and return this Agreement to Denis Duverne, c/o AllianceBernstein Corporation, 1345 Avenue of the Americas, New York, New York 10105 no later than midnight on the 21st day following Employee’s receipt of this Agreement or irrevocably lose the opportunity to receive the consideration detailed herein. Employee received this Agreement on April 30, 2017.

AllianceBernstein L.P.
Date:     April 30, 2017
By:    /s/ Laurence E. Cranch
Name: Laurence E. Cranch
Title: General Counsel
AllianceBernstein Holding L.P.
Date:     April 30, 2017
By:    /s/ Laurence E. Cranch
Name: Laurence E. Cranch
Title: General Counsel
AllianceBernstein Corporation
Date:     April 30, 2017
By:    /s/ Laurence E. Cranch
Name: Laurence E. Cranch
Title: General Counsel

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